  Exhibit 99.1

Craig K. Williams, Esq.
SNELL & WILMER L.L.P.
One Arizona Center
400 East Van Buren
Phoenix, Arizona 85004-2202
Telephone: (602) 382-6331
Facsimile: (602) 382-6070
E-mail: ckwilliams@swlaw.com

NOTIFICATION OF DISPOSITION OF COLLATERAL

To:
The parties listed on Schedule 1 attached hereto

From:                    Centriole Reinsurance Company, Ltd., as Agent for the Secured Party
8328 E. Hartford Dr., Suite 102
Scottsdale, Arizona 85255

Craig K. Williams, Esq., as agent ("Agent") for CENTRIOLE REINSURANCE COMPANY, LTD., a Turks and Caicos Islands limited company, as agent for Quad Select Portfolio A LLC, Guerino Ciampi, Keating Securities LLC, Mel Weiss, Centriole Reinsurance Company Ltd., Z&S Investments, Daniel Garrie, Joseph Grano, Bay Pond Partners LP, Bay Pond Investors (Bermuda) LP, Wolf Creek Partners LP, Ithan Creek Master Investors (Cayman) LP, and Gable Family Trust (the "Secured Party"), will sell the property more particularly described on Attachment "A" attached hereto to the highest qualified bidder in public as follows:

Sale Date:
August 31, 2017

Time:
2:30 p.m.

Place:
Law offices of Snell & Wilmer L.L.P., One Arizona Center, 400 East Van Buren, Phoenix, Arizona 85004.

Pursuant to 6 Del. C. Section 9-611, NY UCC Section 9-611 and A.R.S. Section 47-9611, you are hereby given notice of the disposition of certain Collateral, as defined in Attachment "A".

This Notification of Disposition of Collateral refers to that certain Uniform Commercial Code Financing Statement by ROOT9B HOLDINGS, INC., a Delaware corporation ("Debtor"), in favor of Secured Party, filed on May 11, 2017 as Filing No. 2017 3128581, with the Delaware Secretary of State.

Debtor is entitled to an accounting of the unpaid indebtedness secured by the Collateral that Secured Party intends to sell for a charge of $25.00. Debtor may request an accounting by calling Agent at (602) 382-6331.

CONDITIONS OF SALE. There is no warranty relating to title, possession, quiet enjoyment or the like in this disposition. The Collateral will be sold AS-IS, WITHOUT RECOURSE AND WITHOUT REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, AND THE COLLATERAL HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS PURSUANT TO APPLICABLE EXEMPTIONS. Any statement of description is for identification only and is not a warranty or representation. The terms of the sale are as follows:

1. Bidding Procedure. In order to qualify to bid at the public sale, each person must qualify with the Agent on or before the Sale Date by providing its name, address, phone number, and a $50,000.00 deposit, in cash or cashier's check, made payable to Agent. In addition, Secured Party or its Agent may, in their sole and absolute discretion, require bidders (a) to qualify by submitting a financing commitment or other satisfactory evidence of the bidder’s ability to complete the purchase of the Collateral, and (b) to sign a bidding agreement setting forth other terms and conditions of the sale. All bidders must satisfy the requirements of a qualified transferee and certain other requirements as set forth in agreements by and among Secured Party, Debtor, and other persons.

2. Payment of Purchase Price. The successful bidder shall have until 5:00 p.m. (Phoenix, Arizona time) on the following business day (presently September 1, 2017) to pay the entire purchase price at the public sale, less the $50,000.00 deposit previously held by Agent, in a form acceptable to Agent. If the successful bidder does not complete the payment in full of the purchase price by 5:00 p.m. (Arizona time) on the next business day (presently September 1, 2017), then Agent shall have the right to retain the $50,000.00 deposit to offset fees, costs and expenses of Secured Party. In such event, and at Secured Party's election, Agent shall either sell the property to the next highest bidder, or hold a subsequent public sale, notifying all parties who had registered in writing with Agent on the Sale Date, setting forth the time and place of the subsequent public sale.

3. Sale Procedures. Agent shall have the right to administer the public sale in such manner as Agent shall determine. Secured Party, through the Agent, or on its own behalf, shall have the right to enter one or more credit bids at the public sale. All bids submitted at the sale must be submitted in person and shall be considered final. Any successful bidder at the public sale may be required to pay Arizona sales tax.

4. Rights of Secured Party. Secured Party reserves its rights, on or prior to the Sale Date (a) to withdraw all or a portion of the Collateral from the sale for any reason whatsoever, (b) to modify, waive or amend any terms or conditions of the sale or to impose any other terms or conditions on the sale, (c) if Secured Party deems appropriate, to reject any or all bids, and (d) to cancel the sale, all in Secured Party’s sole and absolute discretion. Additional or amended terms and conditions of the sale may be announce on the Sale Date or any continued Sale Date.

5. Postponements. Agent may, for any cause deemed in the interest of the Secured Party, postpone or continue the sale from time to time, or change the place of the sale to any other location identified by the Agent by giving notice of the new date, time and place by public declaration at the time and place last appointed for the sale. No other notice of the postponed, continued or relocated sale is required.

6. Bill of Sale. Upon completion of the sale and payment of the full purchase price, Agent shall deliver a bill of sale to the successful purchaser, which bill of sale shall operate to convey to the purchaser the title and interest of Secured Party. The bill of sale shall raise the presumption of compliance with all legal requirements relating to the sale of the Collateral, and the bill of sale shall constitute conclusive evidence of the meeting of such requirements in favor of buyer.

Attachment "A"

COLLATERAL DESCRIPTION

All assets, property, and interests of Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

i. All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor's businesses and all improvements thereto; and (B) all inventory;

ii. All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether "off-the-shelf", licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

iii. All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

iv. All documents, letter-of-credit rights, instruments and chattel paper;

v. All commercial tort claims;

vi. All deposit accounts and all cash (whether or not deposited in such deposit accounts);

vii. All investment property;

viii. All supporting obligations;

ix. All files, records, books of account, business papers, and computer programs; and

x. the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in each Subsidiary, including, without limitation, the shares of capital stock and the other equity interests listed on Schedule D to the Security Agreement between the parties (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

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